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                                                                       EXHIBIT 8

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  April 4, 1997


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

Ladies and Gentlemen:

      As special federal tax counsel to Peoples Heritage Capital Trust I (the "Issuer") and Peoples Heritage Financial Group, Inc. in connection with the exchange offer by the Issuer of $100,000,000 of its 9.06% Capital Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement for the Exchange Offer, and assuming (i) the holder of the Common Securities of the Issuer will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P



                                    By: /s/Gerard L. Hawkins
                                        ---------------------------------------
                                        Gerard L. Hawkins, a Partner